Exhibit 99.5

AMENDMENT NO. 1 TO SUPPORT AGREEMENT

This Amendment No. 1 to Support Agreement (this “Amendment”), dated as of November 3, 2026, is entered into by and among (i) Priority Technology Holdings, Inc., a Delaware corporation (the “Company”), (ii) WD Capital Partners Parent Inc., a Delaware corporation (“Parent”), (iii) the individuals and entities listed on Exhibit A to the Support Agreement (as defined below) as amended hereby (collectively, the “Stockholders” and each, individually, a “Stockholder”), including John V. Priore, and (iv) WD Capital Partners Holdings LP, a Delaware limited partnership (“Holdings”). Capitalized terms used but not defined herein have the meanings given to them in the Support Agreement.

RECITALS

WHEREAS, the Company, Parent, the Stockholders party thereto and Holdings are parties to that certain Support Agreement, dated as of September 18, 2026 (the “Support Agreement”);

WHEREAS, the parties desire to amend and restate Exhibit A to the Support Agreement; and

WHEREAS, the Special Committee has approved this Amendment in accordance with Section 27 of the Support Agreement, and the parties desire to amend the Support Agreement as set forth herein in accordance with Section 25 thereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment of Exhibit A. Exhibit A to the Support Agreement is hereby amended and restated in its entirety to read as set forth on Annex 1 hereto, effective as of the date of the Support Agreement. Each reference in the Support Agreement to “Exhibit A” shall refer to Exhibit A as amended and restated hereby, and the term “Owned Shares” shall refer to the shares of Common Stock set forth opposite each Stockholder’s name on such amended and restated Exhibit A.

2. Effect of Amendment. Except as expressly amended hereby, the Support Agreement remains unchanged and in full force and effect.

3. Miscellaneous. Sections 15 through 30 of the Support Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein. This Amendment may be executed in counterparts (including by electronic signature), each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

PRIORITY TECHNOLOGY HOLDINGS, INC.

By:	/s/ Timothy M. O’Leary
Name:	Timothy M. O’Leary
Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WD CAPITAL PARTNERS PARENT INC.

By:	/s/ Thomas C. Priore
Name:	Thomas C. Priore
Title:	President and Secretary

WD CAPITAL PARTNERS HOLDINGS LP

By: WD Capital Partners Holdings GP LLC, its general partner

By:	/s/ Thomas C. Priore
Name:	Thomas C. Priore
Title:	President and Secretary

[Signature Page to Amendment No. 1 to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

/s/ Thomas C. Priore
Thomas C. Priore

THOMAS PRIORE 2019 GRAT

By:	/s/ Lori A. Priore
Name:	Lori A. Priore
Title:	Trustee

THOMAS C. PRIORE IRREVOCABLE INSURANCE TRUST U/A/D 1/8/2010

By:	/s/ Lori A. Priore
Name:	Lori A. Priore
Title:	Trustee

By:	/s/ Bertrand H. Smyers
Name:	Bertrand H. Smyers
Title:	Trustee

[Signature Page to Amendment No. 1 to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

AESV CREDIT CARD CONSULTING, LLC

By:	/s/ John V. Priore
Name:	John V. Priore
Title:	Manager

/s/ John V. Priore
John V. Priore

Address:	***
Email:	***

[Signature Page to Amendment No. 1 to Support Agreement]